April 28, 1999



Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

            Re:   Rochester Portfolio Series
                  Reg. No. 33-41511; File No. 811-6332
                  Written Representation of Counsel

To the Securities and Exchange Commission:

      On behalf of Limited Term New York Municipal Fund, a series of Rochester Portfolio Series (the "Fund") and pursuant to Paragraph (b)(4) of Rule 485 under the Securities Act of 1933, as amended (the "1933 Act"), and in connection with an Amendment on Form N-1A which is Post-Effective Amendment No. 13 to the 1933 Act Registration Statement of the Fund and Amendment No. 13 to its Registration Statement under the Investment Company Act of 1940, as amended, the undersigned counsel, who prepared or reviewed such Amendment, hereby represents to the Commission, for filing with such Amendment, that said Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                                Sincerely,

                                                /s/ Philip T. Masterson
                                                ------------------------------
                                                Philip T. Masterson
                                                Vice President
                                                and Assistant Counsel
                                                (303) 768-2486